FOR IMMEDIATE RELEASE
Please Contact:	Banyan Corporation (800) 808-0899	PRESS RELEASE
Investor Relations: (877) 980-3114
E-mail: mgelmon@telusplanet.net
www.ChiropracticUSA.net
www.Banyancorp.com

CHIROPRACTIC USA, A BANYAN SUBSIDIARY,
OPENS CLINICS NATIONWIDE

LOS ANGELES, Calif. (September 8, 2003) - Banyan Corporation (OTC BB: BANY) subsidiary, Chiropractic USA, Inc. (Chiropractic USA), on September 1, 2003, opened its first franchised clinics, with the conversion of various chiropractic clinics in California, Hawaii, Michigan, Louisiana and Florida into Chiropractic USA franchised clinics.

Banyan Chief Executive Officer Michael Gelmon said, “These established clinics are all now operating and trading under the name ‘Chiropractic USA.’ While this is only our first operational step in our franchise program, it already represents annual system-wide revenues in excess of $6 million–and this is just the beginning. We are also in the final stages of negotiations with area representatives in eight other states. The quality of our area representatives is second to none. With the franchised clinics operational our royalty income stream is now online. These royalty revenues coupled with our corporate clinic revenues continue to strengthen our financial position.”

“It has been a long road to get our franchise program operational, but with our federal and various state franchise filings completed, the dream of seeing Chiropractic USA signs going up all across the country has become a reality,” Banyan President Cory Gelmon commented. “Our phones literally do not stop ringing with franchising inquiries. We are currently processing dozens of applications from all over the country.”

Chiropractic USA’s strength and expertise in franchise development is complimented by its professional positioning with leaders in Chiropractic, Dr. CJ Mertz of Team WLP and Dr. Dennis Nikitow of Certainty Products, as well as their existing Area Representatives, which include Dr. Bruce Wong of Hawaii, Dr. Robert Graykowski of California, Drs. Marc VanHoogstraat and Colleen Trombley of Michigan, and Dr. Renny Edelson of Florida. The development and franchise team has also been solidified with the appointments of Dr. Jeffrey Schacter, clinical operations; Dana Puckett, marketing director; Mark Bailey, franchisee finance; Jeanine Graykowski, training; Alan Davis, project manager; James Gaetz, real estate; and Cary Neal, comptroller.

“We truly have a world-class team that will move principled chiropractic into the healthcare mainstream and consciousness of Americans, ” Cory Gelmon said.

For more information about Chiropractic USA, please visit the Chiropractic USA Web site at www.ChiropracticUSA.net or call Banyan Corporation Investor Relations toll free at (877) 980-3114.

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About Chiropractic USA, Inc.

Chiropractic USA, a subsidiary of Banyon Corporation, was founded in 2001 to establish a national franchise brand in the chiropractic industry. Banyan President Cory Gelmon and Banyan Chief Executive Officer Michael Gelmon are franchise lawyers who founded Domino’s Pizza of Canada Ltd. In early 2003, chiropractic coaches Dr. CJ Mertz of Team WLP and Dr. Dennis Nikitow of Certainty Products joined the Chiropractic USA Management Team. Chiropractic USA embarked on its plan in July 2002 by acquiring a chain of chiropractic clinics in Louisiana to serve as the Chiropractic USA flagship.

About Banyan Corporation

Banyan Corporation is a publicly traded holding company focused on investing in and building a network of operating subsidiaries engaged in various innovative businesses. Currently the company’s subsidiary, Chiropractic USA, Inc., is focusing on the development of branded Chiropractic clinics throughout North America by way of acquisitions of existing clinics as well as franchising Chiropractic clinics under its marks and uniform operating systems and practices. The company’s other subsidiary, Banyan Financial Services, Inc. is providing practice finance solutions to the Chiropractic, Medical, Dental and Healthcare communities.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Banyan Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Banyan Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Banyan’s filings with the Securities and Exchange Commission.

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